EXHIBIT 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the use in the Registration Statement on Form S-4 of our report dated March 10, 2006, relating to the financial statements of RCC Minnesota, Inc. (“RCCM”) (which report expresses an unqualified opinion and includes an explanatory paragraph related to the preparation of such financial statements that includes allocations to and from RCCM), appearing in this Prospectus, which is part of this Registration Statement.
We also consent to the reference to us under the heading “Experts” in such Prospectus.
Minneapolis, Minnesota
March 27, 2006